Exhibit 99.1

OUTFRONT MEDIA REPORTS FOURTH QUARTER AND FULL YEAR 2019 RESULTS
Fourth quarter Revenues of $488.1 million
Operating Income of $98.0 million
Net Income attributable to OUTFRONT Media Inc. of $45.0 million, $0.31 per diluted share
Adjusted OIBDA of $151.7 million
AFFO attributable to OUTFRONT Media Inc. of $106.0 million
Quarterly dividend of $0.38 per share, payable March 31, 2020

NEW YORK, February 25, 2020 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter and full year ended December 31, 2019.

"Our strong performance continued in the fourth quarter, with revenues up 7.9% and AFFO up 8.2%," said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “2019 was an impressive year for our business. Our sales force drove 11% growth in both local and national revenues and we took major strides in our digital transformation. Continued investment and sales execution are positioning us for a rewarding 2020.”

	Three Months Ended December 31,		Twelve Months Ended December 31,
$ in Millions, except per share amounts	2019	2018	2019	2018
Revenues	$488.1	$452.4	$1,782.2	$1,606.2
Organic Revenues	488.1	452.5	1,782.2	1,604.5
Operating Income[1]	98.0	91.3	309.1	234.8
Adjusted OIBDA	151.7	143.8	522.4	479.5
Net Income before allocation to non-controlling interests[2]	45.5	57.2	140.6	107.9
Net Income[2,4]	45.0	57.2	140.1	107.9
Earnings per share[1,2,3,4,5]	$0.31	$0.40	$0.97	$0.75
Funds From Operations (FFO)[4]	83.6	96.4	295.3	301.0
Adjusted FFO (AFFO)[4]	106.0	98.0	334.1	299.7
Shares Outstanding[5]	144.6	140.1	143.2	139.6
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) Includes $42.9 million goodwill impairment charge in the second quarter of 2018; 2) Includes a loss on early extinguishment of debt of $17.5 million in the fourth quarter of 2019 and $28.5 million for the year ended December 31, 2019; 3) Per share for diluted earnings per share; 4) References to "Net Income", "Earnings per share", “FFO” and “AFFO” mean "Net Income attributable to OUTFRONT Media Inc.", "Earnings attributable to OUTFRONT Media Inc. per share", “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively; 5) Diluted Weighted-Averages Shares Outstanding

Fourth Quarter 2019 Results

Consolidated
Reported revenues of $488.1 million increased $35.7 million, or 7.9%, for the fourth quarter of 2019 as compared to the same prior-year period. On an organic basis, revenues of $488.1 million increased $35.6 million, or 7.9%.

Reported billboard revenues of $321.1 million increased $19.0 million, or 6.3%, and organic billboard revenues of $321.1 million increased $18.9 million, or 6.3%, both due primarily to an increase in average revenue per display (yield) and the growth in revenues from digital billboard conversions. Reported and organic transit and other revenues of $167.0 million increased $16.7 million, or 11.1%, due primarily to an increase in yield and the growth in revenues from digital transit displays.

Total Operating expenses of $255.9 million increased $20.4 million, or 8.7%, due primarily to higher transit franchise expenses due to higher transit revenues and higher billboard lease expense. Selling, General and Administrative expenses (“SG&A”) of $86.4 million increased $8.5 million, or 10.9%, due primarily to higher compensation and other employee-related costs.

Adjusted OIBDA of $151.7 million increased $7.9 million, or 5.5%.

Segment Results

U.S. Media
Reported and organic revenues of $448.0 million increased $38.0 million, or 9.3%. Billboard revenues increased 7.2% due to an increase in yield and growth in revenues from digital billboard conversions. Transit and other revenues increased 13.8% driven by growth in revenues from digital transit displays and an increase in yield.

Operating expenses increased $21.0 million, or 10.0%, due primarily to higher franchise expenses due to higher transit revenues and higher billboard lease expenses. SG&A expenses increased $2.3 million, or 4.2%, due primarily to higher compensation and other employee-related costs.

Adjusted OIBDA of $158.6 million increased $14.7 million, or 10.2%.

Other
Reported revenues of $40.1 million decreased $2.3 million, or 5.4%, due primarily to decreased third-party digital equipment sales and lower performance in Canada, partially offset by increased revenues in our Sports Marketing operating segment. Organic revenues decreased $2.4 million, or 5.6%. The difference between reported and organic in the period was due to the impact of foreign currency exchange rates.

Operating expenses decreased $0.6 million, or 2.4%, driven by lower third-party digital equipment sales, offset by higher expenses related to our Sports Marketing operating segment. SG&A expenses increased $0.2 million, or 2.5%.

Adjusted OIBDA of $7.8 million decreased $1.9 million, or 19.6%.

Corporate
Corporate costs, excluding stock-based compensation and restructuring charges, increased $4.9 million to $14.7 million, due primarily to higher compensation-related expenses. Stock-based compensation increased $1.1 million, or 22.9%, due to changes in headcount.

Full Year 2019 Results

Consolidated
Reported revenues of $1,782.2 million increased $176.0 million, or 11.0%, for the year December 31, 2019 as compared to the same prior-year period. On an organic basis, revenues of $1,782.2 million increased 11.1%.

Reported billboard revenues of $1,189.9 million increased $77.5 million, or 7.0%, due primarily to an increase in yield and growth in revenues from digital billboard conversions. On an organic basis, billboard revenues increased 7.1%. The difference between reported and organic revenues in the period was due to the impact of foreign currency exchange rates.

Reported transit and other revenues of $592.3 million increased $98.5 million, or 19.9%, due to growth in revenues from digital transit displays, an increase in yield, the net effect of won and lost franchises in the period (primarily in San Francisco), and an increase in third-party digital equipment sales. On an organic basis, transit and other revenues increased 20.0%. The difference between reported and organic revenues in the period was due to the impact of foreign currency exchange rates.

Total Operating expenses of $958.6 million increased $98.7 million, or 11.5%, due primarily to higher franchise expenses due to higher transit revenues, higher billboard lease expenses, and higher posting, maintenance and other site-related expenses, including higher costs related to third-party digital equipment sales and higher expenses related to our Sports Marketing operating segment. SG&A expenses of $323.5 million increased $36.5 million, or 12.7%, due primarily to higher compensation and other employee-related costs, higher professional fees and higher bad debt expense.

Adjusted OIBDA of $522.4 million increased $42.9 million, or 8.9%.

Segment Results

U.S. Media
Reported and organic revenues of $1,628.7 million increased $161.9 million, or 11.0%. Billboard revenues increased 7.1%, reflecting an increase in yield and the growth in revenues from digital billboard conversions. Transit and other revenues increased 20.6% driven by growth in revenues from digital transit displays, an increase in yield, and the net effect of won and lost franchises in the period (primarily in San Francisco).

Operating expenses increased $92.8 million, or 12.1%, due primarily to higher franchise expenses due to higher transit revenues including the addition of the Bay Area Rapid Transit franchise in San Francisco, and an increase in billboard lease costs. SG&A expenses increased $23.0 million, or 11.6%, due primarily to higher compensation and other employee-related costs, higher professional fees, and higher bad debt expense.

Adjusted OIBDA of $546.3 million increased $46.1 million, or 9.2%.

Other
Reported revenues of $153.5 million increased $14.1 million, or 10.1%, due primarily to improved performance in our Sports Marketing operating segment, increased third-party digital equipment sales, and improved performance in Canada. Organic revenues increased $15.8 million, or 11.5%. The difference between reported and organic in the period was due to the impact of foreign currency exchange rates.

Operating expenses increased $5.9 million, or 6.4%, driven by higher costs related to third-party digital equipment sales and higher costs in our Sports Marketing operating segment, partially offset by lower costs in Canada. SG&A expenses increased $3.4 million, or 11.3%, driven primarily by higher expenses in our Sports Marketing operating segment and in Canada.

Adjusted OIBDA of $22.1 million increased $4.8 million, or 27.7%.

Corporate
Corporate costs, excluding stock-based compensation and restructuring charges, increased $8.0 million to $46.0 million due primarily to higher compensation expense. Stock-based compensation increased $2.1 million to $22.3 million due to changes in headcount.

Interest Expense
Net Interest expense in the fourth quarter of 2019 was $34.4 million, including amortization of deferred financing costs of $3.0 million, compared to $32.7 million in the same prior-year period, including amortization of deferred financing costs of $1.5 million. The increase was due primarily to higher deferred financing costs. The weighted average cost of debt at December 31, 2019 was 4.5% compared to 5.1% in the prior-year period.

Income Taxes
The income tax provision was $2.4 million in the fourth quarter of 2019 as compared to $2.5 million in the same prior-year period.  Cash paid for income taxes in the year ended December 31, 2019 was $10.5 million.

Net Income Attributable to OUTFRONT Media Inc.
Net income attributable to OUTFRONT Media Inc. was $45.0 million in the fourth quarter of 2019 as compared to $57.2 million in the same prior-year period. Diluted weighted average shares outstanding were 144.6 million for the fourth quarter of 2019 and 140.1 million for the same prior-year period. Net income attributable to

OUTFRONT Media Inc. per common share for diluted earnings per weighted average share was $0.31 for the fourth quarter of 2019 as compared to $0.40 in the same prior-year period.

FFO & AFFO
FFO attributable to OUTFRONT Media Inc. was $83.6 million in the fourth quarter of 2019, a decrease of $12.8 million, or 13.3%, from the same prior-year period, driven primarily by lower net income. AFFO attributable to OUTFRONT Media Inc. was $106.0 million in the fourth quarter of 2019, an increase of $8.0 million, or 8.2%, from the same prior-year period due primarily to higher net income adjusted for non-cash items and lower maintenance capital expenditures, partially offset by higher cash paid for lease acquisition costs.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $276.9 million for the year ended December 31, 2019 increased $62.6 million, or 29.2%, compared to $214.3 million during the same prior-year period, principally as a result of higher net income as adjusted for non-cash items, partially offset by higher prepaid equipment deployment costs related to the New York Metropolitan Transportation Authority ("MTA") transit franchise. Total capital expenditures increased 9.2% to $89.9 million for the year ended December 31, 2019.

Dividends
In the year ended December 31, 2019, we paid cash dividends of $208.1 million. We announced on February 25, 2020, that our board of directors has approved a quarterly cash dividend on our common stock of $0.38 per share, an increase of $0.02, payable on March 31, 2020, to shareholders of record at the close of business on March 6, 2020.

Balance Sheet and Liquidity
As of December 31, 2019, our liquidity position included unrestricted cash of $59.1 million and $498.4 million of availability under our $500.0 million revolving credit facility, net of $1.6 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility, and $20.0 million of additional availability under our accounts receivable securitization facility, net of $105.0 million in borrowings outstanding as of December 31, 2019.  During the three months ended December 31, 2019, no shares of our common stock were sold under our at-the-market equity offering program, of which $232.5 million remains available. Total debt outstanding at December 31, 2019 was $2.4 billion, excluding $27.1 million of deferred financing costs. Total debt outstanding includes a $600.0 million term loan and $1.7 billion of senior unsecured notes, net of discounts and premiums, $105.0 million of borrowings under our accounts receivable securitization facility and $90.0 million of borrowings under our structured repurchase facility.

Conference Call
We will host a conference call to discuss the results on February 25, 2020 at 4:30 p.m. Eastern Time. The conference call numbers are 800-458-4121 (U.S. callers) and 323-794-2093 (International callers) and the passcode for both is 7978509. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT leverages the power of technology, location and creativity to connect brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its technology platform, OUTFRONT will fundamentally change the ways advertisers engage audiences on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate organic revenues as reported revenues excluding the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period.  We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and impairment charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.  It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. When used herein, references to “Fund From Operations, or FFO” and “Adjusted FFO, or AFFO” mean “FFO attributable to OUTFRONT Media Inc.” and “AFFO attributable to OUTFRONT Media Inc.,” respectively. We calculate FFO in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) attributable to OUTFRONT Media Inc. adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments and non-controlling interests, as well as the related income tax effect of adjustments, as applicable. We calculate AFFO as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes restructuring charges and losses on extinguishment of debt, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent, amortization of deferred financing costs and the same adjustments for our non-controlling interests, as well as the non-cash portion of income taxes and the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO and AFFO, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) attributable to OUTFRONT Media Inc. and net income (loss) before allocation to non-controlling interests, the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-7 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; experiencing a cybersecurity incident; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for our long-lived assets and goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 27, 2019. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 14

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except per share amounts)	2019	2018	2019	2018
Revenues:
Billboard	$321.1	$302.1	$1,189.9	$1,112.4
Transit and other	167.0	150.3	592.3	493.8
Total revenues	488.1	452.4	1,782.2	1,606.2
Expenses:
Operating	255.9	235.5	958.6	859.9
Selling, general and administrative	86.4	77.9	323.5	287.0
Restructuring charges	—	0.7	0.3	2.1
Net gain on dispositions	(0.8)	(1.3)	(3.8)	(5.5)
Impairment charge	—	—	—	42.9
Depreciation	22.4	22.5	87.3	85.9
Amortization	26.2	25.8	107.2	99.1
Total expenses	390.1	361.1	1,473.1	1,371.4
Operating income	98.0	91.3	309.1	234.8
Interest expense, net	(34.4)	(32.7)	(134.9)	(125.7)
Loss on extinguishment of debt	(17.5)	—	(28.5)	—
Other income (expense), net	—	(0.3)	0.1	(0.4)
Income before provision for income taxes and equity in earnings of investee companies	46.1	58.3	145.8	108.7
Provision for income taxes	(2.4)	(2.5)	(10.9)	(4.9)
Equity in earnings of investee companies, net of tax	1.8	1.4	5.7	4.1
Net income before allocation to non-controlling interests	45.5	57.2	140.6	107.9
Net income attributable to non-controlling interests	0.5	—	0.5	—
Net income attributable to OUTFRONT Media Inc.	$45.0	$57.2	$140.1	$107.9

Net income attributable to OUTFRONT Media Inc. per common share:
Basic	$0.31	$0.40	$0.97	$0.76
Diluted	$0.31	$0.40	$0.97	$0.75

Weighted average shares outstanding:
Basic	143.6	139.7	142.5	139.3
Diluted	144.6	140.1	143.2	139.6

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 14

	As of
(in millions)	December 31, 2019	December 31, 2018
Assets:
Current assets:
Cash and cash equivalents	$59.1	$52.7
Restricted cash	1.8	1.4
Receivables, less allowances of $12.1 in 2019 and $10.7 in 2018	290.0	264.9
Prepaid lease and franchise costs	8.6	69.3
Prepaid MTA equipment deployment costs	55.4	18.9
Other prepaid expenses	15.8	13.9
Other current assets	5.1	8.4
Total current assets	435.8	429.5
Property and equipment, net	666.2	652.9
Goodwill	2,083.1	2,079.7
Intangible assets	550.9	537.2
Operating lease assets	1,457.0	—
Prepaid MTA equipment deployment costs	116.1	60.6
Other assets	73.2	68.8
Total assets	$5,382.3	$3,828.7

Liabilities:
Current liabilities:
Accounts payable	$67.9	$56.5
Accrued compensation	56.1	47.1
Accrued interest	26.4	19.1
Accrued lease and franchise costs	55.3	44.2
Other accrued expenses	34.2	31.2
Deferred revenues	29.0	29.8
Short-term operating lease liabilities	168.3	—
Short-term debt	195.0	160.0
Other current liabilities	17.8	14.7
Total current liabilities	650.0	402.6
Long-term debt, net	2,222.1	2,149.6
Deferred income tax liabilities, net	18.0	17.0
Asset retirement obligation	35.1	34.2
Operating lease liabilities	1,285.1	—
Other liabilities	45.6	80.0
Total liabilities	4,255.9	2,683.4

Commitments and contingencies

Stockholders’ equity:
Common stock (2019 - 450.0 shares authorized, and 143.6 shares issued and outstanding; 2018 - 450.0 shares authorized, and 140.2 shares authorized, issued or outstanding)	1.4	1.4
Additional paid-in capital	2,074.7	1,995.0
Distribution in excess of earnings	(964.6)	(871.6)
Accumulated other comprehensive loss	(17.7)	(22.0)
Total stockholders’ equity	1,093.8	1,102.8
Non-controlling interests	32.6	42.5
Total equity	1,126.4	1,145.3
Total liabilities and equity	$5,382.3	$3,828.7

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 14

	Year Ended
	December 31,
(in millions)	2019	2018
Operating activities:
Net income attributable to non-controlling interests	$140.1	$107.9
Adjustments to reconcile net income to net cash flow provided by operating activities:
Net income attributable to non-controlling interests	0.5	—
Depreciation and amortization	194.5	185.0
Deferred tax (benefit) provision	0.2	(0.4)
Stock-based compensation	22.3	20.2
Provision for doubtful accounts	5.3	1.9
Accretion expense	2.5	2.4
Net gain on dispositions	(3.8)	(5.5)
Impairment charge	—	42.9
Loss on extinguishment of debt	28.5	—
Equity in earnings of investee companies, net of tax	(5.7)	(4.1)
Distributions from investee companies	4.9	3.0
Amortization of deferred financing costs and debt discount and premium	7.9	5.7
Cash paid for direct lease acquisition costs	(47.1)	(41.3)
Change in assets and liabilities, net of investing and financing activities:
Increase in receivables	(29.5)	(37.2)
Increase in prepaid MTA equipment deployment costs	(92.0)	(74.8)
(Increase) decrease in prepaid expenses and other current assets	3.5	(0.2)
Increase in accounts payable and accrued expenses	36.3	21.7
Increase in operating lease assets and liabilities	6.7	—
Increase (decrease) in deferred revenues	(0.8)	8.5
Increase (decrease) in income taxes	0.2	(3.1)
Other, net	2.4	(18.3)
Net cash flow provided by operating activities	276.9	214.3

Investing activities:
Capital expenditures	(89.9)	(82.3)
Acquisitions	(69.7)	(7.0)
MTA franchise rights	(24.0)	(13.3)
Proceeds from dispositions	5.8	7.9
Return of investment in investee companies	1.5	4.3
Net cash flow used for investing activities	(176.3)	(90.4)

Financing activities:
Proceeds from long-term debt borrowings	1,270.0	104.0
Repayments of long-term debt borrowings	(1,191.5)	(104.0)
Proceeds from borrowings under short-term debt facilities	505.0	245.0
Repayments of borrowings under short-term debt facilities	(470.0)	(165.0)
Payments of deferred financing costs	(22.1)	(0.3)
Payments of debt extinguishment charges	(20.6)	—
Proceeds from shares issued under the ATM Program	50.9	15.3
Earnout payment related to prior acquisition	—	(0.4)
Taxes withheld for stock-based compensation	(7.9)	(8.4)
Dividends	(208.1)	(203.9)
Net cash flow used for financing activities	(94.3)	(117.7)

Exhibit 3: CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 14

	Year Ended
	December 31,
(in millions)	2019	2018
Effect of exchange rate changes on cash, cash equivalents and restricted cash	0.5	(0.4)
Net increase in cash, cash equivalents and restricted cash	6.8	5.8
Cash, cash equivalents and restricted cash at beginning of year	54.1	48.3
Cash, cash equivalents and restricted cash at end of year	$60.9	$54.1

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$10.5	$8.4
Cash paid for interest	121.5	117.5

Non-cash investing and financing activities:
Accrued purchases of property and equipment	$7.7	$5.8
Accrued MTA franchise rights	4.0	1.4

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 14

	Three Months Ended December 31, 2019
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$300.8	$20.3	$—	$321.1
Transit and other	147.2	19.8	—	167.0
Total revenues	$448.0	$40.1	$—	$488.1
Organic revenues(a)
Billboard	$300.8	$20.3	$—	$321.1
Transit and other	147.2	19.8	—	167.0
Total organic revenues(a)	$448.0	$40.1	$—	$488.1
Non-organic revenues:
Billboard	$—	$—	$—	$—
Transit and other	—	—	—	—
Total non-organic revenues	$—	$—	$—	$—

Operating income (loss)	$115.8	$2.8	$(20.6)	$98.0
Restructuring charges	—	—	—	—
Net gain on dispositions	(0.7)	(0.1)	—	(0.8)
Depreciation and amortization	43.5	5.1	—	48.6
Stock-based compensation	—	—	5.9	5.9
Adjusted OIBDA	$158.6	$7.8	$(14.7)	$151.7

Adjusted OIBDA margin	35.4%	19.5%	*	31.1%

Capital expenditures	$23.3	$1.2	$—	$24.5

	Three Months Ended December 31, 2018
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$280.7	$21.4	$—	$302.1
Transit and other	129.3	21.0	—	150.3
Total revenues	$410.0	$42.4	$—	$452.4
Organic revenues(a)
Billboard	$280.7	$21.5	$—	$302.2
Transit and other	129.3	21.0	—	150.3
Total organic revenues(a)	$410.0	$42.5	$—	$452.5
Non-organic revenues(b):
Billboard	$—	$(0.1)	$—	$(0.1)
Transit and other	—	—	—	—
Total non-organic revenues(b)	$—	$(0.1)	$—	$(0.1)

Operating income (loss)	$102.4	$3.9	$(15.0)	$91.3
Restructuring charges	0.3	—	0.4	0.7
Net gain on dispositions	(1.3)	—	—	(1.3)
Depreciation and amortization	42.5	5.8	—	48.3
Stock-based compensation	—	—	4.8	4.8
Adjusted OIBDA	143.9	9.7	(9.8)	143.8

Adjusted OIBDA margin	35.1%	22.9%	*	31.8%

Capital expenditures	$19.0	$1.2	$—	$20.2

	Year Ended December 31, 2019
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$1,114.9	$75.0	$—	$1,189.9
Transit and other	513.8	78.5	—	592.3
Total revenues	$1,628.7	$153.5	$—	$1,782.2
Organic revenues(a)
Billboard	$1,114.9	$75.0	$—	$1,189.9
Transit and other	513.8	78.5	—	592.3
Total organic revenues(a)	$1,628.7	$153.5	$—	$1,782.2
Non-organic revenues:
Billboard	$—	$—	$—	$—
Transit and other	—	—	—	—
Total non-organic revenues	$—	$—	$—	$—

Operating income (loss)	$376.3	$1.4	$(68.6)	$309.1
Restructuring charges	—	—	0.3	0.3
Net (gain) loss on dispositions	(3.9)	0.1	—	(3.8)
Impairment charge	—	—	—	—
Depreciation and amortization	173.9	20.6	—	194.5
Stock-based compensation	—	—	22.3	22.3
Adjusted OIBDA	$546.3	$22.1	$(46.0)	$522.4

Adjusted OIBDA margin	33.5%	14.4%	*	29.3%

Capital expenditures	$86.7	$3.2	$—	$89.9

	Year Ended December 31, 2018
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$1,040.8	$71.6	$—	$1,112.4
Transit and other	426.0	67.8	—	493.8
Total revenues	$1,466.8	$139.4	$—	$1,606.2
Organic revenues(a)
Billboard	$1,040.8	$70.2	$—	$1,111.0
Transit and other	426.0	67.5	—	493.5
Total organic revenues(a)	$1,466.8	$137.7	$—	$1,604.5
Non-organic revenues(b):
Billboard	$—	$1.4	$—	$1.4
Transit and other	—	0.3	—	0.3
Total non-organic revenues(b)	$—	$1.7	$—	$1.7

Operating income (loss)	$342.8	$(49.4)	$(58.6)	$234.8
Restructuring charges	0.9	0.8	0.4	2.1
Net gain on dispositions	(5.3)	(0.2)	—	(5.5)
Impairment charge	—	42.9	—	42.9
Depreciation and amortization	161.8	23.2	—	185.0
Stock-based compensation	—	—	20.2	20.2
Adjusted OIBDA	500.2	17.3	(38.0)	479.5

Adjusted OIBDA margin	34.1%	12.4%	*	29.9%

Capital expenditures	$73.0	$9.3	$—	$82.3

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2019	2018	2019	2018
Net income attributable to OUTFRONT Media Inc.	$45.0	$57.2	$140.1	$107.9
Depreciation of billboard advertising structures	16.8	18.1	66.0	69.1
Amortization of real estate-related intangible assets	11.6	10.9	45.0	42.7
Amortization of direct lease acquisition costs	11.3	11.5	48.2	43.2
Net gain on disposition of real estate assets	(0.8)	(1.3)	(3.8)	(5.5)
Impairment charge	—	—	—	42.9
Adjustment related to equity-based investments	—	—	0.1	0.2
Adjustment related to non-controlling interests	(0.3)	—	(0.3)	—
Income tax effect of adjustments(c)	—	—	—	0.5
FFO attributable to OUTFRONT Media Inc.	$83.6	$96.4	$295.3	$301.0

FFO attributable to OUTFRONT Media Inc.	$83.6	$96.4	$295.3	$301.0
Non-cash portion of income taxes	(0.2)	1.3	0.4	(3.5)
Cash paid for direct lease acquisition costs	(12.6)	(11.1)	(47.1)	(41.3)
Maintenance capital expenditures	(3.1)	(5.0)	(18.1)	(18.6)
Restructuring charges	—	0.7	0.3	2.1
Other depreciation	5.6	4.4	21.3	16.8
Other amortization	3.3	3.4	14.0	13.2
Stock-based compensation	5.9	4.8	22.3	20.2
Non-cash effect of straight-line rent	2.5	1.0	6.9	1.9
Accretion expense	0.6	0.6	2.5	2.4
Amortization of deferred financing costs	3.0	1.5	7.9	5.7
Loss on extinguishment of debt	17.5	—	28.5	—
Adjustment related to non-controlling interests	(0.1)	—	(0.1)	—
Income tax effect of adjustments(d)	—	—	—	(0.2)
AFFO attributable to OUTFRONT Media Inc.	$106.0	$98.0	$334.1	$299.7
Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2019	2018	2019	2018
Adjusted OIBDA	$151.7	$143.8	$522.4	$479.5
Interest expense, net, less amortization of deferred financing fees	(31.4)	(31.2)	(127.0)	(120.0)
Cash paid for income taxes	(2.6)	(1.2)	(10.5)	(8.4)
Cash paid for direct lease acquisition costs	(12.6)	(11.1)	(47.1)	(41.3)
Maintenance capital expenditures	(3.1)	(5.0)	(18.1)	(18.6)
Equity in earnings of investee companies, net of tax	1.8	1.4	5.7	4.1
Adjustment related to equity-based investments	—	—	0.1	0.2
Non-cash effect of straight-line rent	2.5	1.0	6.9	1.9
Accretion expense	0.6	0.6	2.5	2.4
Other income (expense)	—	(0.3)	0.1	(0.4)
Adjustment related to non-controlling interests	(0.9)	—	(0.9)	—
Income tax effect of adjustments (c)(d)	—	—	—	0.3
AFFO attributable to OUTFRONT Media Inc.	$106.0	$98.0	$334.1	$299.7

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2019	2018	Change	2019	2018	Change
Operating expenses:
Billboard property lease	$106.9	$100.0	6.9%	$409.1	$384.1	6.5%
Transit franchise	82.4	69.5	18.6	283.9	233.8	21.4
Posting, maintenance and other	66.6	66.0	0.9	265.6	242.0	9.8
Total operating expenses	$255.9	$235.5	8.7	$958.6	$859.9	11.5

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended			Year Ended
(in millions, except	December 31,		%	December 31,		%
percentages)	2019	2018	Change	2019	2018	Change
U.S. Media:
Operating expenses	$231.9	$210.9	10.0%	$860.7	$767.9	12.1%
SG&A expenses	57.5	55.2	4.2	221.7	198.7	11.6

Other:
Operating expenses	24.0	24.6	(2.4)	97.9	92.0	6.4
SG&A expenses	8.3	8.1	2.5	33.5	30.1	11.3

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)	Organic revenues exclude the impact of foreign currency exchange rates ("non-organic revenues").

(b)	In the three months and twelve months ended December 31, 2018, non-organic revenues reflect the impact of foreign currency exchange rates.

(c)	Income tax effect related to Net gain on disposition of real estate assets.

(d)	Income tax effect related to Restructuring charges.

* Calculation not meaningful